UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2017

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(844) 866-4337

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Adoption of Executive Severance Plan.

On May 30, 2017, Donnelley Financial Solutions, Inc. (the “Company”) adopted the Donnelley Financial Solutions, Inc. Executive Severance Plan (the “Severance Plan”), which provides severance benefits under certain circumstances to Severance Plan participants selected by the Compensation Committee of the Board of Directors (the “Committee”). The new Plan will apply to Thomas F. Juhase (Executive Vice President, Chief Operating Officer), David A. Gardella (Executive Vice President, Chief Financial Officer), Jennifer B. Reiners (Executive Vice President, General Counsel) and Kami S. Turner (Executive Vice President, Chief Accounting Officer), as well as other executives of the Company as approved by the Committee. The participating officers described above have agreed to waive any existing severance rights under their employment or severance agreements, as applicable, and they shall not be entitled to duplicative benefits. The Severance Plan will not apply to the Company’s Chief Executive Officer, Daniel N. Leib, whose severance entitlements will continue to be governed by the terms of his employment agreement, as set forth in Exhibit 10.5 to the Form 8-K filed by the Company on October 3, 2016, as amended as set forth in Exhibit 99.1 to the Form 8-K filed by the Company on October 27, 2016.

Under the Severance Plan, if an eligible participant is terminated by the Company without “cause” (as defined in the Severance Plan), the participant will be entitled to (i) a severance payment equal to one times (one and one-half times in the case of Mr. Juhase) the sum of the participant’s base salary and target annual bonus for the year of termination, (ii) a pro-rata annual bonus based on actual performance for the year of termination, (iii) payment of the participant’s annual bonus for the year prior to termination, if unpaid, and (iv) medical, dental and vision insurance benefit continuation/COBRA coverage for one year.

If a participant’s employment is terminated by the Company without cause or if the participant terminates his or her employment for “good reason” (as defined in the Severance Plan) (a “Qualifying Termination”), in either case, within three months prior to or two years following a “change in control” (as defined in the Severance Plan), then instead of receiving the benefits described above, the participant will be entitled to (i) a severance payment equal to one and one-half times the sum of the participant’s base salary and target annual bonus for the year of termination, (ii) a pro-rata target annual bonus for the year of termination, (iii) payment of the participant’s annual bonus for the year prior to termination, if unpaid, and (iv) medical, dental and vision insurance benefit continuation/COBRA coverage for 18 months. In addition, upon a change in control, any unvested performance-based equity awards granted after May 30, 2017 will be deemed earned at the target performance level with respect to all open performance periods and will continue to be subject to time-based vesting in accordance with the original performance period, but will vest upon a Qualifying Termination. All other equity or cash-based awards held by the participant will also vest in full upon a Qualifying Termination following a change in control.

If any payments or benefits under the Severance Plan or otherwise would cause a participant to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then those payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax.

All payments and other benefits under the Severance Plan are conditioned on the participant’s granting of a release and compliance with certain non-competition, non-solicitation, non-disparagement and confidentiality covenants.

The foregoing description of the Severance Plan is a summary and is qualified in its entirety by reference to the full text of the Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(b)	Waiver of Existing Severance Rights; Amendment of Certain Award Agreements.

Effective as of June 1, 2017, June 5, 2017 and May 31, 2017, each of Mr. Juhase, Mr. Gardella and Ms. Reiners, respectively, who are named executive officers of the Company, (i) entered into a Waiver of Severance Benefits (the “Waivers”) to waive pre-existing severance rights under their employment and severance agreements, as applicable and (ii) commenced participation in the Severance Plan. The Waivers also amend the award agreements for each of the executive’s grant of performance restricted stock awarded March 2, 2017 to provide that upon a change in control (as defined in the award agreements), each performance condition shall be deemed met at the target performance level (instead of actual performance) with respect to each open performance period. Mr. Leib and Ms. Turner entered into amendments to their March 2, 2017 performance restricted stock award to reflect the foregoing change.

The foregoing description of the Waivers is a summary and is qualified in its entirety by reference to the full text of the Waivers, which are attached hereto as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Donnelley Financial Solutions, Inc. Executive Severance Plan

10.2	Waiver of Severance Benefits, dated as of June 1, 2017, by and between Thomas F. Juhase and Donnelley Financial Solutions, Inc.

10.3	Waiver of Severance Benefits, dated as of June 5, 2017, by and between David A. Gardella and Donnelley Financial Solutions, Inc.

10.4	Waiver of Severance Benefits, dated as of May 31, 2017, by and between Jennifer B. Reiners and Donnelley Financial Solutions, Inc.

10.5	Form of Amendment to Performance Restricted Stock Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: June 5, 2017	By:	/s/ Jennifer B. Reiners
Jennifer B. Reiners
Executive Vice President, General Counsel